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                                                                  EXHIBIT (c)(8)


STEVE MORRIS                                                     RECEIVED
MATTHEW McCAUGHEY                                                AND FILED
SCHRECK MORRIS                                              FEB 17  9:19 AM '96
1200 Bank of America Plaza                                    LANCE S. WILSON
300 South Fourth Street                                            CLERK
Las Vegas, Nevada 89101                                    By___________________
(702) 382-2101                                                    DEPUTY


C. WILLIAM PHILLIPS
HOWARD, DARBY & LEVIN
1330 Avenue of the Americas
New York, New York 10019
(212) 841-1000

Attorneys for Plaintiff

                                     CV-S-98-00278-LDG (RLH)


                                  UNITED STATES DISTRICT COURT


                               DISTRICT OF NEVADA


COMPUTER ASSOCIATES                  )       Case No.
INTERNATIONAL, INC.,                 )
                                     )       EX PARTE MOTION FOR EXPEDITED
                 Plaintiff,          )       HEARING ON CLAIMS FOR
                                     )       DECLARATORY RELIEF(1)
                                     )
       vs.                           )
COMPUTER SCIENCES CORPORATION,       )
                                     )
                Defendant.           )
                                     )
                                     )
_____________________________________


         Plaintiff Computer Associates International, Inc. hereby moves, ex parte, for an expedited briefing schedule and a hearing on its claims for declaratory relief.


_________________________

         1 STATEMENT IN ACCORDANCE WITH LR 7-5. Computer Associates has not made an effort to obtain a stipulation from Computer Sciences to expedite hearing of the declaratory relief claims here because Computer Sciences' prior efforts to achieve an amicable combination of the two companies have been rejected by Computer Sciences Corporation. Computer Associates has no reason to believe that Computer Sciences Corporation would agree to an early hearing on claims which, if resolved in Computer Associates favor, would facilitate the acquisition Computer Sciences has rejected. Because time is of the essence in this dispute, Computer Associates would be harmed by the delay that would be occasioned by seeking a stipulation that would not be agreed to.



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I.       INTRODUCTION: THIS IS A $9 BILLION TAKEOVER DISPUTE IN WHICH TIME IS OF
                       THE ESSENCE.

         Computer Associates has tendered an offer to acquire all of the outstanding shares of Computer Sciences Corporation ("CSC"). Computer Associates also seeks a declaration that in accordance with CSC's bylaws and Nevada statutory corporate law, the holders of a majority of the outstanding CSC voting shares may amend the bylaws by written consent to allow the holders of two-thirds of the outstanding CSC voting shares to remove and replace a majority of the CSC directors by written consent.

II.      THE BASIS OF THIS MOTION


         A. FEDERAL RULE 57 AND CASE LAW SUPPORT EXPEDITING A DECISION ON DECLARATORY ISSUES TENDERED HERE.

         Federal Rule of Civil Procedure 57 provides that "(t)he court may order a speedy hearing of an action for a declaratory judgment and may advance it on the calendar." The Advisory Committee noted:

         A declaratory judgment is appropriate when it will terminate the controversy' giving rise to the proceeding. Inasmuch as it often involves only an issue of law on undisputed on relatively undisputed facts, it operates frequently as a summary proceeding, justifying docketing the case for early hearing as on a motion ....

one respected state supreme court put it this way: "The purpose of the provision is to enable the court to expedite adjudication in a proper case in order to prevent the accrual of damages or to further the early adjudication of a controversy." City of Grand Forks V. Grand Forks Herald, Inc., 307 N.W.2D 572, 575



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(N.D. 1981) (interpreting analogous state rule, citing 6 Moore's Federal
Practice, [paragraph] 57.29).

         This court should exercise its discretion to hear and decide Computer Associates' declaratory relief claims as soon as possible. The case involves a nine or more billion dollar dispute between two national corporations with thousands of employees and stockholders, as further discussed in the affidavit of Steven M. Woghin, Senior Vice President and General Counsel of Computer Associates, filed herewith as Exhibit 1. The stock of each corporation is traded on the New York Stock Exchange. There is no pending state or federal action with which the relief sought here will interfere.

         This court has a history of addressing important issues of Nevada corporate law involving national corporations. See Hilton Hotels Corp. v. ITT Corp., 978 F. Supp. 1342 (D.Nev. 1997); Hilton Hotels Corp. and HLT v. ITT Corp., 962 F. Supp. 1309 (D. Nev. 1997), aff'd, 116 F.3d 1485 (9th Cir. 1997);
Shoen v. Amerco, 885 F. Supp. 1332 (D. Nev. 1994); Batus Inc. v. McKay, 684 F. Supp. 637 (D. Nev. 1988).

         B. AMBIGUITY IN THE INTERPLAY OF CSC'S BYLAWS AND NEVADA CORPORATE LAW TENDER PURE ISSUES OF LAW THAT THE COURT CAN RESOLVE WITHOUT DISCOVERY AND OTHER ADJUNCTS OF TRIAL PREPARATION.

         An expedited ruling on Computer Associates' request for declaratory relief is necessary because NEVADA law is unclear on key points raised BY Computer Associates' proposed acquisition of defendant Computer Sciences Clarification now by judicial







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declaration of what Nevada law applies to this transaction in light of provisions in CSC's articles and bylaws may terminate this controversy early.

         C.       TIME IS OF THE ESSENCE.

         It is a fact accepted by the federal courts that time is of the essence in corporate takeover cases. San Francisco Real Estate Investors v. Real Estate Investment Trust of America, 701 F.d. 1000, 1003 (1st Cir. 1983) ("While time and money are lost, so also is diminished if not destroyed any chance of success. Whether one questions the wisdom of such efforts or not, the fact is that loss of a best opportunity to seize control of a major corporation could be crucial"); delaying shareholder voting on a hostile takeover causes irreparable harm. ER Holdings, Inc. v. Norton Co.,735 F. Supp. 1094, 1102 (D.Mass. 1990) ("The courts of this Circuit have recognized that delay in these contexts is deadly"); Newell Co. v. Connolly, 624 F. Supp. 126, 129 (D. Mass. 1985) ("I will take judicial notice of the fact that time is of the essence in takeover cases and note that in many of the cases cited herein the bidding company withdrew its tender offer as a result of delays.").

         Courts frequently provide expedited hearings on declaratory relief claims affecting corporate takeover and merger proceedings. E.g. Avon Products, Inc. v. Chartwell Associates L.P., 738 F.Supp. 686 (S.D.N.Y. 1990), aff'd 907 F.d. 322 (2nd Cir. 1990)(expediting shareholders', request for declaration that






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corporation's defensive measures violated New York business corporation law);
Dynamics Corp. of America v. CTS Corp., 637 F. Supp. 389 (N.D.Ill. 1986), aff'd 794 F.d. 250 (7th Cir. 1986), rev'd on other grounds, 481 U.S. 69 (1987)
(expediting tender offeror's request for declaration that Indiana's control share acquisition statute violated federal law) Sullivan Money Management, Inc.
v. FLS Holdings, Inc., Civ. A. No. 12731, 1992 WL 345453 (Del. Ch. Nov. 20,
1992); Marceau Investments v. Sonitrol Holding Co., Civ. A. No. 1991, 1991 WL 202185 (Del. Ch. Oct. 17, 1991). Any delay here in resolving the parties' respective rights will jeopardize Computer Associates' interests in taking over CSC and will cause irreparable harm to Computer Associates. See Exhibit 1, affidavit of Steven M. Woghin. This court should therefore provide for an expedited resolution of Computer Associates' declaratory relief claims.

III. CONCLUSION: IT WOULD CONSERVE TIME, MONEY, AND JUDICIAL RESOURCES TO DECLARE RIGHTS NOW, AS COMPUTER ASSOCIATES REQUESTS.

         For the above reasons, Computer Associates requests that this court enter an order setting an expedited briefing and hearing schedule on Computer Associates' claims for declaratory relief as soon as practical and convenient following 20 days within which CSC may respond to the Complaint.(2) A proposed order

____________________

         (2)Computer Associates has arranged for personal service today of the summons, complaint, this motion, and all related papers on CSC's resident agent, Corporation Trust Co., One East First Street, Reno, Nevada. Computer Associates will also serve these papers today via overnight delivery on CSC's at its CSC's principal place of business in El Segundo, California.




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is attached at exhibit B.

                                       SCHRECK MORRIS



                                       By:    /s/ STEVE MORRIS
                                          ------------------------------------
                                            STEVE MORRIS
                                            MATTHEW McCAUGHEY
                                            SCHRECK MORRIS
                                            1200 Bank of America Plaza
                                            300 South Fourth Street
                                            Las Vegas, Nevada 89101
                                            (702) 382-2101

                                            C. WILLIAM PHILLIPS
                                            HOWARD, DARBY & LEVIN
                                            1330 Avenue of the Americas
                                            New York, New York 10019
                                            (212) 841-1000











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                             CERTIFICATE OF SERVICE

         Pursuant to Fed.R. Civ. P. I certify that I am an employee of SCHRECK MORRIS, and that on this day I deposited for overnight delivery via Federal Express at Las Vegas, Nevada, a true copy of the following enclosed in a sealed envelope upon which postage was prepaid for overnight delivery: MOTION TO EXPEDITE HEARING ON DECLARATORY JUDGMENT ACTION; COMPLAINT, AND
SUMMONS was addressed to:


                             VAN B. HONEYCUTT
                             CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             COMPUTER SCIENCES CORPORATION
                             2100 EAST GRAND STREET
                             EL SEGUNDO, CA 90245

         DATED this 17th day of February, 1998.




                                          By:   /s/ DANA K. PROVOST
                                             ----------------------------------
                                               An Employee of Schreck Morris










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